                                                                    EXHIBIT 99.1

SALTON REPORTS FOURTH QUARTER AND YEAR-END RESULTS

ANNUAL OPERATING CASH FLOWS USED TO REDUCE NET DEBT BY $108 MILLION; COMPANY EXPECTS PROFITABILITY IN THE FIRST QUARTER

LAKE FOREST, Ill., /PRNewswire-FirstCall / -- Salton, Inc. (NYSE: SFP) announced today its fiscal 2003 results for the fourth quarter and full year ended June 28, 2003. The Company reported net sales of $189.2 million for the fourth quarter versus $217.5 million for the same period in 2002. Salton reported a loss of $8.8 million or $0.79 per share, on 11,185,533 weighted average common shares outstanding, versus a loss of $2.3 million or $0.21 per share on 10,990,988 weighted average common shares outstanding for the fourth quarter of 2002. The decrease in net sales was due primarily to weakness in the domestic market. Earnings were affected by a reduction in gross margins due to continued SKU rationalization and inventory reduction initiatives that were announced earlier this year. The Company's decision in the third quarter to reduce prices in an effort to gain market share in advance of product cost reductions also contributed to the decline in earnings. During the fourth quarter, the Company reduced its net debt by $30 million.

For the full year ended June 28, 2003, the Company reported net sales of $894.9 million, versus $922.5 million for the year-earlier period. Salton generated net income of $8.0 million for the full year, or $0.53 per diluted share, versus $30.1 million, or $2.00 per diluted share for the year earlier period. Primarily as a result of the Company's working capital initiatives during fiscal 2003, it generated net cash from operating activities of $130.6 million for the full year, versus $5.3 million for fiscal 2002. During the year, the company reduced its indebtedness, net of cash, by $108 million.

"While we were disappointed by the decline in our sales and earnings, our operating cash flow was the strongest it has been in years, due to significant improvement in inventory management and receivables collection," said Leonhard Dreimann, Chief Executive Officer of Salton, Inc. " For the year, we were able to remain profitable, despite a tough retail environment. Our ability to source products more efficiently, new product innovations, improved inventory management and continuing international expansion should allow us to gain market share and return to more customary gross profit margins."

    Some of the highlights of the full-year included:

      *The Company continued to reduce debt; strong cash flow allowed it to reduce total debt, net of cash, from $429 million at the end of fiscal 2002 to $321.1 million at the end of fiscal 2003. Subsequent to year-end, the Company settled the final installment of the $22.7 million in debt related to acquiring rights to the George Foreman brand.

      *The Company refinanced its bank credit agreement, improving financial flexibility and reducing borrowing costs.

Business Outlook

"We believe that decisions we made during the second-half of the fiscal 2003 year will position the company well for our current fiscal year," said Mr. Dreimann. "We have significantly lowered our acquisition costs for many of our product lines, positioning us to capture market share without reducing margins. Many of the international initiatives we put in place during our last fiscal year have begun to take effect, and we feel that international sales could contribute 40% of our overall revenues this year. We have high hopes for many of our new products. In the first quarter of fiscal 2004, the Company commenced initial shipments of the Melitta One:One(TM) single-cup pod-operated coffee maker and the Westinghouse Beyond(TM) Unplugged(TM) upright vacuum cleaner. Recently, we announced that we signed John Cleese as the spokesman for the Westinghouse Beyond(TM) Unplugged(TM) Cord-free Vacuum Cleaner. We will soon announce another celebrity as the spokesperson for the Melitta One:One(TM) product line. While the environment remains challenging, we expect our gross margins to return to more customary levels by the middle of the second quarter, and for Salton to be profitable for our first fiscal quarter and full-year. We have the experience and track record of developing new and exciting product lines, and we feel that Westinghouse and Melitta products represent highly attractive opportunities to enhance both revenue growth as well as earnings."

The Company will host a conference call at 9:15 a.m. today. Leonhard Dreimann, Chief Executive Officer, William Rue, President and Chief Operating Officer, and David Mulder, Executive Vice President, Chief Administrative Officer and Senior Financial Officer, will host the call. Interested participants should call (800) 472-8309 when calling within the United States or (706) 643-9561 when calling internationally. There will be a playback available beginning two hours after the call is completed until midnight, September 6. To listen to the playback, please call 800) 642-1687 when calling within the United States or (706) 645-9291 when calling internationally. Please use pass code 2580724 for the replay.

This call is being webcast and can be accessed at Salton's web site at www.saltoninc.com The conference call can be found under the subheadings, "Stock Quotes" and then "Audio Archives". The call is also available at http://audioevent.mshow.com/126510 The webcast can be accessed until October 4, 2003.

Salton, Inc. is a leading designer, marketer and distributor of a broad range of branded, high quality small appliances under well-recognized brand names such as Salton(R), George Foreman(TM), Toastmaster(R), Breadman(R), Juiceman(R), Farberware(R), Melitta(R), Russell Hobbs(R), Kenmore(R), Cooks Essential(R), Tower(R), Haden(R), Pifco(R) and Westinghouse(R). Salton also designs and markets tabletop products, time products, lighting products and personal care and wellness products under brand names such as Block China(R), Atlantis(R) Crystal, Sasak(R), Calvin Klein(R), Ingraham(R), Westclox(R), Big Ben(R), Timex(R) Timers, Stiffel(R), Ultrasonex(TM), Relaxor(R), Carmen(R), Salton(R), and Andrew Collinge.

Certain matters discussed in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These factors include: the Company's relationship and contractual arrangements with key customers, suppliers and licensors; pending legal proceedings; cancellation or reduction of orders; the timely development, introduction and customer acceptance of the Company's products; dependence on foreign suppliers and supply and manufacturing constraints; competitive products and pricing; economic conditions and the retail environment; the availability and success of future acquisitions; the Company's degree of leverage; international business activities; the risks related to intellectual property rights; the risks relating to regulatory matters and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission Filings.

Contact: David Mulder, Executive Vice President, Chief Administrative Officer, Senior Financial Officer of Salton, +1-847-803-4600; or Investor Relations, Ken Sgro of CEOcast, Inc., +1-212-732-4300, for Salton

                                  SALTON, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)


 ASSETS                                                                                    28-JUN             29-JUN
                                                                                            2003                2002
                                                                                         ----------------------------
 CURRENT ASSETS:
   Cash                                                                                  $ 53,102            $ 31,055
   Accounts receivable, net of allowances                                                 198,511             217,468
   Inventories                                                                            217,317             244,160
   Prepaid expenses and other current assets                                               13,225              11,248
   Prepaid income taxes                                                                     9,606               2,781
   Deferred income taxes                                                                    9,311               7,906
                                                                                         ----------------------------
     TOTAL CURRENT ASSETS                                                                 501,072             514,618

 Net Property, Plant and Equipment                                                         69,970              56,550

 Patents and trademarks                                                                   191,963             188,120
 Cash in escrow for Pifco loan notes                                                        4,978              18,676
 Goodwill                                                                                  26,953              24,394
 Other assets, net                                                                         13,922              21,569
                                                                                         ----------------------------
 TOTAL ASSETS                                                                            $808,858           $ 823,927
                                                                                         ============================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
   Revolving line of credit and other current debt                                       $ 27,911           $ 150,101
   Accounts payable                                                                        73,548              25,364
   Accrued expenses                                                                        54,613              58,241
   Foreman guarantee                                                                            -               1,393
                                                                                         ----------------------------
     TOTAL CURRENT LIABILITIES                                                            156,072             235,099

 Non-current deferred tax liability                                                         8,311               1,076
 Senior subordinated notes due 2005                                                       125,000             125,000
Senior subordinated notes due 2008, including an adjustment
of $12,081 and $8,384 to the carrying value related to
interest rate swap agreements, respectively                                               160,896             156,954
 Loan notes to Pifco shareholders                                                               -               4,908
 Long term debt-revolving credit agreement                                                 76,119                   -
 Term loan and other notes payable                                                            873              49,721
 Other long-term liabilities                                                                4,528               6,133
                                                                                         ----------------------------
     TOTAL LIABILITIES                                                                    531,799             578,891
 Minority Interest                                                                         14,957                   -
 STOCKHOLDERS' EQUITY:
     TOTAL STOCKHOLDERS' EQUITY                                                           262,102             245,036
                                                                                         ----------------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $808,858           $ 823,927
                                                                                         ============================


                                  SALTON, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                                   QTRS ENDED                                YEARS ENDED
                                                     ----------------------------------          ----------------------------------
                                                       6/28/2003             6/29/2002             6/28/2003            6/29/2002
                                                     ----------------------------------          ----------------------------------
Net sales                                            $    189,240          $    217,545          $    894,908          $    922,479
Cost of goods sold                                        132,675               134,142               578,826               544,147
Distribution expenses                                      14,015                14,332                58,475                60,831
                                                     ----------------------------------          ----------------------------------
GROSS PROFIT                                               42,550                69,071               257,607               317,501
Selling, general and administrative expenses               47,213                60,562               208,203               223,577
Lawsuit settlements, net                                        -                 2,580                     -                 2,580
Impairment loss on intangible asset                             -                     -                   800                     -
                                                     ----------------------------------          ----------------------------------
OPERATING (LOSS) INCOME                                    (4,663)                5,929                48,604                91,344
Interest expense                                            9,558                10,580                40,204                44,431
Fair market value adjustment on derivatives                  (258)                2,372                (2,516)                2,372
                                                     ----------------------------------          ----------------------------------
(LOSS) INCOME BEFORE INCOME TAXES                         (13,963)               (7,023)               10,916                44,541
Income tax expense (benefit)                               (5,399)               (4,686)                2,685                14,394
Minority interest                                             260                     0                   260                     0
                                                     ----------------------------------          ----------------------------------
NET (LOSS) INCOME                                    $     (8,824)         $     (2,337)         $      7,971          $     30,147
                                                     ==================================          ==================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING             11,185,533            10,990,988            11,152,374            11,005,238

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                        11,185,533            10,990,988            15,114,444            15,041,710

NET (LOSS) INCOME PER COMMON SHARE : BASIC                 ($0.79)               ($0.21)                $0.71                 $2.74
NET (LOSS) INCOME PER COMMON SHARE : DILUTED               ($0.79)               ($0.21)                $0.53                 $2.00